EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to incorporation by reference in the registration statement (No. 33-57695) on Form S-8 of Mobius Management Systems, Inc. of our report dated July 27, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Stamford, CT
September 27, 2002